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                                                                    EXHIBIT 99.5
                               WORLD ACCESS, INC.
                    OFFER FOR ANY AND ALL OF THE OUTSTANDING
                     10 1/2% SERIES B SENIOR NOTES DUE 2008
                                       OF
                         FACILICOM INTERNATIONAL, INC.

To our clients:

     Enclosed for your consideration is a prospectus and consent solicitation, dated November 5, 1999 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by World Access, Inc. ("WAXS"), to exchange for up to $300,000,000 aggregate principal amount of FaciliCom International, Inc. ("FaciliCom") 10 1/2% Series B Senior Notes due 2008 (the "FaciliCom Notes") the following consideration (the "Exchange Consideration"): (i) an equal aggregate principal amount of its 13.25% Senior Notes due 2008 (the "Exchange Notes"), (ii) shares of WAXS common stock, par value $0.01 per share, having a market value of $50 for each $1,000 principal amount of FaciliCom Notes tendered and accepted for exchange (the "Exchange Shares"), and (iii) a payment of $10 in cash for each $1,000 principal amount of FaciliCom Notes tendered and accepted for exchange (the "Cash Payment"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

     In connection with the Exchange Offer, WAXS is soliciting consents to certain amendments to the indenture under which the FaciliCom Notes were issued (the "Proposed Amendments"). If you tender your FaciliCom Notes in the Exchange Offer, you will also be consenting to the Proposed Amendments.

     This material is being forwarded to you as the beneficial owner of FaciliCom Notes carried by us for your account or benefit but not registered in your name. A tender of any FaciliCom Notes may only be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all such FaciliCom Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your FaciliCom Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the FaciliCom Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 p.m., New York City time, on December 7, 1999, unless extended by WAXS (the "Expiration Date"). FaciliCom Notes tendered pursuant to the Exchange Offer may be validly withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all outstanding FaciliCom Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer -- Conditions to the Exchange Offer."

     3. The Exchange Offer will expire on the Expiration Date.

     4. Any transfer taxes incident to the transfer of FaciliCom Notes from the tendering holder to WAXS will be paid by WAXS, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     5. The tender of your FaciliCom Notes in the Exchange Offer will also constitute your consent to the Proposed Amendments.

     If you wish to have us tender any or all of your FaciliCom Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your FaciliCom Notes, all such FaciliCom Notes will be tendered unless otherwise specified below. The Letter

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of Transmittal is furnished to you for informational purposes only and may not be used by you to tender FaciliCom Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

     This will instruct you to tender the FaciliCom Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

     Box 1 [ ] Please tender ALL my FaciliCom Notes held by you for my account or benefit.

     Box 2 [ ] Please tender LESS than all my FaciliCom Notes. I wish to tender
               $
               ------------------------ principal amount of FaciliCom Notes.

     Box 3 [ ] Please do not tender any FaciliCom Notes held by you for my account or benefit.

Date:
------------, 1999

Signature(s)

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Please print name(s) here

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Account No.:
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Tax Identification Number or
  Social Security Number:
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Address:
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Telephone No.:
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UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE(S) HEREON SHALL
CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR FACILICOM NOTES.

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